UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 19, 2003

Date of Report (Date of earliest event reported):

Commission File Number: 000-28915

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SONORAN ENERGY, INC.

(Exact name of registrant as specified in its charter)

Washington                                                                                      13-4093341

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

1701 Westwind Drive, Suite 103, Bakersfield, California 93301

(Address of principal executive offices)

(866) 599-7676

(Issuer's telephone number, including area code)

Item 1.    Changes in Control of Registrant.

On December 19, 2003, Paul Bristol was appointed as the Company's new President and Chief Executive Officer.  Bristol also joined the Registrant's Board of Directors and has been named Chairman of the Board.  In addition, Mehdi Varzi, Charles Waterman and Christopher Pitman were also added to the Registrant's Board of Directors.

Paul Bristol, Age 66, has extensive experience in the energy sectors having spent the majority of his working career in the oil and mining industries.  During his career, he has led a number of companies, including KCA Drilling ( from 1973 to 1983), Oilfields Inspection Services (from 1988 to 1991), BW Mud (1973 to 1981), and MinMet Plc (1993 to 1995).  In 1996, he formed Africa Focus Ltd, an information company specifically concentrating on mining in Africa and whose research was distributed on Bloomberg and Reuters.  Paul Bristol is also Executive Chairman of International Oil Club, Chairman of Africa Petroleum, Inc. and Executive Chairman of aFocus Limited.

Mehdi Varzi, Age 58, established Varzi Energy as an independent oil and gas consultancy in June 2001 after a 33-year career spanning oil, diplomacy and international finance. From 1982 - 2001, Mr. Varzi worked in the City of London, first as an oil consultant, specializing in OPEC and international oil market developments from 1982-1986 with stockbrokers Grieveson Grant; then as a Director of Energy Research with Kleinwort Benson (1986-1995), and then in the same position with Dresdner Kleinwort Wasserstein (1995-2001), retiring as Managing Director of Energy Research in 2001. From 1972-1981, Mr. Varzi served in the Iranian Ministry of Foreign Affairs, and was posted to the Iranian Embassy in Ankara from 1977-1981.  From 1968-1972, Mr. Varzi served as a Senior Analyst in the International Affairs Section of the National Iranian Oil Company. Mr. Varzi regularly conducts briefings on world oil issues for private and state oil and gas companies and is currently involved in a number of oil and gas projects in the Middle East

Charles Waterman, Age 65,  is the Chief Executive Officer and founding member of Jefferson Waterman International, a Washington, DC-based consultancy that advises clients on political, economic and military trends worldwide. Waterman has held several leading positions within the U.S. Central Intelligence Agency and as National Intelligence Officer in the Middle East (1963 to 1985), Mr. Waterman coordinated the intelligence input to policy deliberations in the Near East and South Asia. As a member of the Foreign Service, he spent many years living and working overseas in Kuwait, Cairo, Beirut, Amman and Jiddah. A recognized expert in the Middle East and the former Soviet Union, Mr. Waterman has extensive knowledge of the defense and petroleum industries, and has published extensively in foreign affairs journals.

Christopher Pitman, Age 45,  has extensive international oil and gas energy sector experience gained through working with oil companies, private equity investors, governments, investment banks and funding agencies. A permanent advisor to the World Bank, Mr. Pitman has also been retained as non-executive director and as a senior advisor at the board level to both private and public energy and investment companies actively involved in international mergers and acquisitions (1988 to Present). From 2003 to the present, he has been president of the largest worldwide seismic company PGS Equity Investments and is responsible for PGS's equity interests in several oil and gas companies and arranging financial structures with outside investors.

Item 6.    Resignation of Registrant's Director.

On December 19, 2003, John Punzo resigned as CEO and from the Company's Board of Directors.  Mr. Punzo will remain with the Registrant as an officer for the next month to ensure a smooth transition to the new management team.

Dated:  January 13, 2004

SONORAN ENERGY, INC.

/s/ Paul Bristol

     Paul Bristol,

     President and CEO